                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             Amendment Number One To
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        INTERNET MULTI-MEDIA CORPORATION
             (Exact name of Registrant as specified in its charter)

                              MILLENIA CORPORATION
                           (Former name of Registrant)

             Nevada                                             87-0431096
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


         2533 North Carson Street, Suite 3358, Carson City, Nevada 89706
           (Address of Principal Executive Offices including zip code)

                          2000 Consulting Services Plan
                             2000 Stock Option Plan
                            (Full title of the plan)

                    SEC File Numbers 333-42362 and 333-42622

                            Christopher J. Moran, Jr.
                             4625 Clary Lakes Drive
                             Roswell, Georgia 30075
                     (Name and address of agent for service)
                                 (770) 518-9542
          (Telephone number, including area code, of agent for service)





The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS                                   SUBJECT TO COMPLETION


                        Internet Multi-Media Corporation

                                  Common Stock
                                4,103,000 Shares


         The stockholders of Internet Multi-Media Corporation listed on page 16 will, from time to time, be offering and selling an aggregate of 4,103,000 shares of our $.001 par value Common Stock under this prospectus. The shares being offered under this prospectus include: (I) 3,253,000 shares of our Common Stock that were issued to certain of our present and past officers, directors and consultants and (ii) 850,000 shares that will be issued to our directors upon the exercise of outstanding options.

         The selling stockholders' shares are not being underwritten and we will not receive any proceeds from the sale of the shares.

         There is currently no public market for our Common Stock.

         Prospective purchasers of our shares should carefully read the risk factors beginning on page 6.

         The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






                  The date of this Prospectus is August 4, 2000.

                                TABLE OF CONTENTS

Prospectus Summary.......................................       4

Risk Factors.............................................       6

Selling Stockholders.....................................      16

Use of Proceeds..........................................      21

Plan of Distribution.....................................      22

Legal Matters............................................      24

Experts..................................................      24

Where You Can Find More Information About Us.............      25

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus and the documents and information incorporated herein by reference. This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. In this prospectus, references to the "Company," "we," "our" and "us" refer to Internet Multi-Media Corporation, a Nevada corporation.

                            Our History and Business

         We are a Nevada Corporation. Our principal business address is 2533 North Carson Street, Suite #3358, Carson City, Nevada, 89706. Our telephone number is 702-841-4779.

         We were originally incorporated as Yellow Jacket Corp. under the laws of the State of Utah on November 25, 1985. Effective October 31, 1993 we merged with Waco Holding Company ("Waco") a newly formed Nevada Corporation. Waco was initially incorporated in Nevada as Yellow Jacket Corp. but changed its name to Waco. At the time of the Merger the only asset of Waco was an option to purchase certain rights to a mining concession in Mexico known as the Santa Rita Mine. On October 31, 1994 we changed our name to Millenia Corporation.

         We entered into a Plan and Agreement of Merger dated March 17, 1998 with NN Acquisition Corp. and Naturally Niagara Beverage Corporation; which became effective June 1, 1998. We acquired the exclusive licence to produce and market


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various related spring water beverage products. On January 25, 2000 we changed our name to Internet Multi-Media Corporation.

         On February 23, 2000 we entered into a Letter of Agreement with SMC Soundmusic.com ("SMC") to acquire SMC. The valuation of SMC has not been established to the satisfaction of our management, no formal share exchange agreement was ever entered into, and this acquisition has been postponed indefinitely by both SMC and us.

         On August 1, 2000 we entered into an oral agreement to acquire Oasis Technologies.srl, an Italian Corporation. The acquisition would be a stock swap and Oasis would become a wholly-owned subsidiary of ours. The details of this merger or acquisition are still being worked out and there can be no assurance that this merger or acquisition will ever take place. Use of this Prospectus shall be terminated if this acquisition takes place and an amended prospectus will be provided.

         We are in the development stage because we have not commenced planned principal operations in attempting to search for and develop or acquire a business opportunity. We are minimally capitalized. We have not engaged in any substantial business activity over a sustained period of time and thus cannot be said to have a successful operating history. We have not been subject to any bankruptcy, receivership or similar proceedings.

         Selecting a merger or acquisition target will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous entities seeking the benefits of a publicly-traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statues) for all stockholders, and other items. Potential merger or acquisition targets may exist in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such merger or acquisition targets extremely difficult and complex.

         We have insufficient capital with which to provide the owners of merger or acquisition targets significant cash or other assets. We believe that we will offer



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owners of merger or acquisition targets the opportunity to acquire a controlling ownership interest in a public company at substantially less cost than is required to conduct an initial public offering. Nevertheless, we have not conducted market research and are not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a merger target.

         It is impossible to predict at this time the status of any business in which we may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which we may offer. However, we do not intend to obtain funds in one or more private placements to finance the operation of any acquired business opportunity until such time as we have successfully consummated merger or acquisition with an existing company.



                                  The Offering



Common Stock offered by the selling stockholders:      4,103,000 shares(1)

Common Stock outstanding:                             29,843,747 shares(2)



(1) Consists of 3,253,000 shares of Common Stock currently outstanding and 850,000 shares of Common Stock issuable upon the exercise of currently outstanding options.

(2) Does not include the 850,000 shares of Common Stock issuable upon the exercise of currently outstanding options. If all options were exercised, our aggregate Common shares outstanding would be 30,693,747.



                                  RISK FACTORS



         You should carefully consider the risks described below. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. If any of the following risks actually occur, our business,


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financial condition or results of operations could be materially and adversely affected.




We Have No Operating History or Basis for Evaluating Prospects



         We have no operating business or concrete plans to develop one and have not, as of the date hereof, finalized any contracts with any merger or acquisition targets.

Accordingly, there is only a limited basis upon which to evaluate our prospects for achieving our intended business objectives.



We Have Limited Resources and No Present Source of Revenues

         We have limited resources and have had no revenues to date. In addition, we will not achieve any revenues (other than insignificant investment income) until, at the earliest, the consummation of merger or acquisition. Moreover, there can be no assurance that any merger or acquisition target, at the time of our consummation of merger or acquisition, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. Further, in order to avoid status as an "Investment Company" under the Investment Company Act of 1940, we will only invest our funds prior to merger or acquisition in limited investments which do not trigger Investment Company status. There can be no assurance that determinations ultimately made by us will permit us to achieve our business objectives.



We May Need Additional Financing In Order to Execute Our Business Plan



         We have had no revenues to date and will be entirely dependent upon our limited available financial resources to implement our business objectives. We cannot ascertain with any degree of certainty the capital requirements for the execution of our business plan. In the event that our limited financial resources prove to be insufficient to implement our business plan (because of the size of the merger or acquisition or


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other reasons), we may be required to seek additional financing. In addition, in the event of the consummation of merger or acquisition, we may require additional financing to fund the operations or growth of the merger or acquisition target.





Additional Financing May Not Be Available to Us If Needed



         There can be no assurance that additional financing, if needed, will be available on acceptable terms, or at all. To the extent that additional financing proves to be unavailable when needed, we would, in all likelihood, be compelled to abandon plans of merger or acquisition, and would have minimal capital remaining to pursue other merger or acquisition targets. Our failure to secure additional financing, if needed, could also have a material adverse effect on the continued development or growth of our merger or acquisition target. We have no arrangements with any bank or financial institution to secure additional financing and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in our best interests.



We May Not Be Able to Borrow Funds If Needed



         There currently are no limitations on our ability to borrow funds to increase the amount of capital available to us to effect merger or acquisition. However, our limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any of our borrowing will depend on numerous considerations, including our capital requirements, our perceived ability to meet debt service on any such borrowing and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by us and in our best interests. Our inability to borrow funds required to effect or facilitate merger or acquisition, or to provide funds for an additional infusion of capital into merger or acquisition target, may have a material adverse effect on our


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financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowing may subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest. Furthermore, merger or acquisition target may have already incurred borrowing and, therefore, all the risks inherent in borrowing funds.



We Are Unable to Ascertain Risks Relating to the Industry and Nature of Unidentified Merger or Acquisition Targets



         We have not selected any particular industry or merger or acquisition target in which to concentrate our merger or acquisition efforts. While our directors have had numerous and substantial contacts with the management of SMC and of Oasis, no formal arrangements have been agreed to and we have not received audited financial information on either SMC or Oasis. Accordingly, there is no basis to evaluate the possible merits or risks of merger or acquisition target or the particular industry in which we may ultimately operate, and therefore risks of a currently unascertainable nature may arise when a specific merger or acquisition target and industry is chosen. For example, to the extent that we effect merger or acquisition with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of revenues or income), we will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect merger or acquisition with an entity in an industry characterized by a high level of risk, we will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth.

         Although management will endeavor to evaluate the risks inherent in a particular merger or acquisition target or industry, there can be no assurance that we will properly ascertain or assess all such risks.



Scarcity of and Competition for Merger or Acquisition Opportunities May Hinder the


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Identification of Merger or Acquisition Targets and the Consummation of any
Merger or Acquisition.



         We expect to encounter intense competition from other entities having business objectives similar ours. Many of these entities, including venture capital partnerships and corporations, other blind pool companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting merger or acquisitions directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than us and there can be no assurance that we will have the ability to compete successfully. Our financial resources will be limited in comparison to those of many of our competitors. This inherent competitive limitation may compel us to select certain less attractive merger or acquisition prospects. There can be no assurance that such prospects will permit us to achieve our stated business objectives.



Other than Letters of Intent, We Have No Current Agreement With any Possible Merger or Acquisition Target and No established Standards for Merger or Acquisition, Which May Impair the Identification, Evaluation and Consummation of Suitable Merger or Acquisition Opportunities.

         Other than our Letters of Intent with SMC and with Oasis, we have no arrangement, agreement, or understanding with respect to engaging in merger or acquisition with any private entity. We have not been provided with audited financial information with respect to either SMC or Oasis. There can be no assurance that we will successfully identify and evaluate Suitable merger or acquisition opportunities or conclude merger or acquisition. Our management has not identified any particular industry or specific business within an industry for evaluations. There is no assurance that we will be able to negotiate merger or acquisition on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require merger or acquisition target to have achieved. Accordingly, we may enter into merger or acquisition with merger or acquisition target having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth, or other negative characteristics.



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Success of Our Business Plan Depends In Upon the Consummation of merger or acquisition




         The success of our proposed plan of operation depends on locating and consummating merger or acquisition with merger or acquisition target. Subsequent to any merger or acquisition, our success will depend on the operations, financial condition, and management of the identified merger or acquisition target. While our management intends to seek merger or acquisition with a company that has an established operating history, we cannot assure that we will successfully locate candidates meeting such criteria. In the event we complete merger or acquisition, the success of our operations may be dependent upon management of the successor entity together with numerous other factors beyond our control.



We May Be Subject to Uncertainty in the Competitive Environment of Merger or Acquisition Target



         In the event that we succeed in effecting merger or acquisition, we will, in all likelihood, become subject to intense competition from competitors of the merger or acquisition target. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with greater financial, marketing, technical, human and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective merger or acquisition target cannot presently be ascertained. There can be no assurance that, subsequent to a consummation of merger or acquisition, we will have the resources to compete effectively in the industry of the merger or acquisition target, especially to the extent that the merger or acquisition target is in a high-growth industry.



Probable Lack of Business Diversification Due to Limited Resources Limits the Prospects for Our Success




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



         As a result of our limited resources, in all likelihood we will have the ability to effect only a single merger or acquisition. Accordingly, our success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several merger or acquisitions or entities operating in multiple industries or multiple segments of a single industry, it is highly likely that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a material adverse impact upon the particular industry in which we may operate subsequent to the consummation of merger or acquisition. The prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the merger or acquisition target, there can be no assurance that the merger or acquisition target will prove to be commercially viable.



We May Pursue Merger or Acquisition With Merger or Acquisition Target Operating Outside the United States: Special Additional Risks Relating to Doing Business in a Foreign Country



         We may effectuate merger or acquisition with merger or acquisition target whose business operations or even headquarters, place of formation or primary place of business are located outside the United States. Oasis, for example, is incorporated under the laws of Italy. In such event, we may face the significant additional risks associated with doing business in that country. In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers that may make it difficult to evaluate such merger or acquisition target, ongoing business risks result from the internal political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability that may be exacerbated in various foreign countries.



Our Officers and Directors are Part-time.



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

         Our officers and directors all have other, full-time positions and are not required to commit their full time to our affairs. As a result, the consummation of merger or acquisition may require a greater period of time than if our management devoted their full time to our affairs. However, our officers and directors will devote such time as they deem reasonably necessary to carry out our business and affairs, including the evaluation of Potential merger or acquisition and acquisition targets and the negotiation and consummation of merger or acquisition.



Possibility of a Loss of Control to Merger or Acquisition Partner



         It is likely that any merger or acquisition will result in control by the stockholders of the merger or acquisition target and that our stockholders would retain only a relatively small minority position. Any such merger or acquisition may require our management to sell, transfer or cancel all or a portion of our Stock held by management, or cause our officers and directors to resign.



Risks to Stockholders Relating to Dilution: Authorization of Additional Securities and Reduction of Percentage Share Ownership Following Merger or Acquisition.



         Our certificate of incorporation authorizes the issuance of 90,000,000 shares of Common Stock. There are currently 59,306,253 authorized but unissued shares of Common Stock available for issuance. This amount excludes 850,000 shares of Common Stock reserved for issuance upon the exercise of presently outstanding options. We have no commitments as of this date to issue any of these 59,306,253 shares of Common Stock. We will, in all likelihood, issue a substantial number of additional shares in connection with or following a merger or acquisition. To the extent that additional shares of Common Stock are issued, our Stockholders would experience dilution of their respective ownership interests.



Additionally, if we issue a substantial number of shares of Common Stock in




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connection with or following a merger or acquisition, a change in control may occur which may affect, among other things, our ability to utilize net operating loss carry forwards, if any. Furthermore, the issuance of a substantial number of shares of our Common Stock may adversely affect prevailing market prices, if any, for our Common Stock and could impair our ability to raise additional capital through the sale of our equity securities. We may use consultants and other third parties providing goods and services, including assistance in the evaluation of Potential merger or acquisition targets. These consultants or third parties may be paid in cash, stock, options or other of our securities. 21st Equity Partners, LLP, a North Carolina Limited Partnership, has already received 500,000 shares of our Common Stock for consulting services related to the acquisition of Oasis. Our Board of Directors has the sole discretion to engage consultants and other assistance and to pay partially or in whole with our Stock or options for our Stock and to raise additional funds by selling our securities which may involve substantial additional dilution to the investors.



Taxation Considerations May Impact the Structure of a Merger or Acquisition and Post-Merger Liabilities



         Federal and state tax consequences will, in all likelihood, be major considerations in any merger or acquisition we may undertake. The structure of merger or acquisition or the distribution of securities to stockholders may result in taxation of us, merger or acquisition target or our stockholders. Typically, these transactions may be structured to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any merger or acquisition so as to minimize the federal and state tax consequences to both us and our merger or acquisition target. Management cannot assure that merger or acquisition will meet the statutory requirements for a tax-free reorganization, or that the parties will obtain the intended tax-free treatment upon a transfer of Stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes, which may have an adverse effect on both parties to the transaction.



We May Be Deemed an Investment Company and Subjected to Related Restrictions




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



         The regulatory scope of the Investment Company Act of 1940, as amended, which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. We believe that our anticipated principal activities, which will involve acquiring control of an operating company, will not subject us to regulation under the Investment Company Act. Nevertheless, there can be no assurance that we will not be deemed to be an investment company, particularly during the period prior to consummation of merger or acquisition. If we are deemed to be an investment company, we may become subject to certain restrictions relating to our activities, including restrictions on the nature of our investments and the issuance of our securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of our characterization as an investment company, our failure to satisfy such regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on our future business prospects.



We are Authorized to Issue Preferred Stock



        Our certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, with such designations, powers, preferences, rights, qualifications, limitations and restrictions of such series as the Board of Directors, subject to the laws of the state of Nevada, may determine from time to time. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In addition, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control. Although we do not currently intend to issue any shares of preferred stock, there can be no assurance that




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we will not do so in the future. As of this date, we have no outstanding shares of preferred stock.



Our Stock is a Penny Stock




         The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which (I) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of Securities laws; (iii) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in penny stock, the customer (I) with bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) month account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Since





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the Company's securities are subject to the penny stock rules, holders of those securities may have difficulty selling those securities.





                              SELLING STOCKHOLDERS



         The shares offered by this prospectus include up to 4,103,000 shares of our Common Stock, including: (I) 3,253,000 shares of Common Stock issued to our present and past officers, directors and consultants as consideration for consulting services rendered by them, and (ii) 850,000 shares of Common Stock issuable upon the exercise of options issued to our directors with an exercise price of $0.18 per share.



         The shares listed below represent all of the shares that, to our knowledge, each selling stockholder beneficially owned as of August 4, 2000. The number of shares each of them may offer and the number of shares each of them will own after the offering assumes (I) that they sell all of the shares registered, and (ii) that they acquire no additional shares before completion of this offering.



------------------------------ ---------------------------- --------------------------- ----------------------------

Name of Selling Shareholder    Common Stock Owned           Common Stock Being          Common Stock To Be Owned
                               Beneficially Before This     Registered In This          Beneficially After This
                               Offering                     Offering                    Offering (1)
------------------------------ ---------------------------- --------------------------- ----------------------------

Reno J. Calabrigo              1,838,000 shares             1,838,000 shares            0 (2) (3)
(2)                            (2)
------------------------------ ---------------------------- --------------------------- ----------------------------
Cornelia Patterson             500,000 shares               500,000 shares              0 (3)
------------------------------ ---------------------------- --------------------------- ----------------------------
Michael Waldkirch              1,230,000 shares             1,230,000 shares            0
------------------------------ ---------------------------- --------------------------- ----------------------------
Janet Winkler                  100,000 shares               100,000 shares              0
------------------------------ ---------------------------- --------------------------- ----------------------------




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


Kelly Kampen                   150,000 shares               150,000 shares              0 (3)
------------------------------ ---------------------------- --------------------------- ----------------------------

Michael Doodson                300,000 shares               300,000 shares              0 (3)
------------------------------ ---------------------------- --------------------------- ----------------------------

Employees of 21st Equity       500,000 shares               500,000 shares              0 (2)
Partners, LLC                  (4)
------------------------------ ---------------------------- --------------------------- ----------------------------


(1) Pursuant to Rule 416 of the Securities Act, this prospectus also covers such additional number of shares of Common Stock as may become issuable upon exercise of the options held by the selling stockholders as a result of stock splits, stock dividends and similar transactions.

(2) 500,000 of the shares held by Reno J. Calabrigo are also beneficially owned by employees of 21st Equity Partners, LLP, who shall receive these shares as compensation for arranging the acquisition of Oasis by us.

(3) Assumes that all of the shares acquired upon exercise of the options held by the selling stockholders covered by this prospectus are sold in the offering.

(4) These individuals will receive stock for presenting us with merger and acquisition opportunities.



Security Ownership of Certain Beneficial Owners and Management



         The following tables set forth information relating to the beneficial ownership of our Common Stock by those persons beneficially holding more than 5% of the Company's Common Stock, by directors and executive officers, and by all of the Company's directors and executive officers as a group. As of August 4, 2000 there were 29,843,747 Common Shares issued and outstanding as well as options to purchase 850,000 shares held by our current directors.



(A) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS:




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
----------------------------------------------------------------------------------------------------------------------
          TITLE OF                      NAME AND                    AMOUNT AND        PERCENTAGE OF
           CLASS                       ADDRESS OF                   NATURE OF          OUTSTANDING
                                     BENEFICIAL OWNER               BENEFICIAL
                                                                    OWNERSHIP
----------------------------------------------------------------------------------------------------------------------
Common Stock                    Park View Enterprises, Inc.  1,800,000 Shares Record      06.03%
                                                             and Beneficial
----------------------------------------------------------------------------------------------------------------------
Common Stock                    Reno J. Calabrigo            1,838,000 Shares Record      06.15%
                                170 The DonWay West, Suite   and Beneficial
                                305 Toronto, Ontario,
                                Canada
----------------------------------------------------------------------------------------------------------------------



(B) SECURITY OWNERSHIP OF MANAGEMENT:

----------------------------------------------------------------------------------------------------------------------
          TITLE OF                      NAME AND                    AMOUNT AND        PERCENTAGE OF
           CLASS                       ADDRESS OF                   NATURE OF          OUTSTANDING
                                     BENEFICIAL OWNER               BENEFICIAL
                                                                    OWNERSHIP
----------------------------------------------------------------------------------------------------------------------
Common Stock                   Reno J. Calabrigo             1,838,000 Shares Record      06.15%
                               170 The DonWay West, Suite    and Beneficial
                               305 Toronto, Ontario, Canada
----------------------------------------------------------------------------------------------------------------------
Common Stock                   Cornelia Patterson            500,000 Shares Record and    01.67%
                               1348 Ottawa Avenue West       Beneficial
                               Vancouver, BC, Canada
----------------------------------------------------------------------------------------------------------------------
Common Stock                   Michael Doodson               300,000 Shares Record and    01.00%
                               2533 North Carson Street,     Beneficial
                               Suite 3358, Carson City,
                               Nevada
----------------------------------------------------------------------------------------------------------------------
Common Stock                   Kelly Kampen                  100,000 Shares               00.33%
                               2533 North Carson Street,
                               Suite 3358, Carson City,
                               Nevada 89706
----------------------------------------------------------------------------------------------------------------------
Common Stock                   All Officers and Directors    2,738,000 Shares Record      09.17%
                               as a Group (four persons)     and Beneficial
----------------------------------------------------------------------------------------------------------------------

(C) CHANGES IN CONTROL:

         There are currently no arrangements known to management that may result in a change in control of the Company.

Our Directors and Executive Officers.

                        Directors and Executive Officers

         The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no family relationships among the Company's officers and directors, nor are there any arrangements or understandings between any of the directors or officers of the Company or any other person pursuant to which any officer or director was or is to be selected as an officer or director. Information as to the directors and executive officers of the Company is as follows:

--------------------------------------------------------------------------------
NAME                                                POSITION HELD
--------------------------------------------------------------------------------
RENO J. CALABRIGO                                   President and Director
--------------------------------------------------------------------------------
MICHAEL DOODSON                                     Director
--------------------------------------------------------------------------------
KELLY KAMPEN                                        Director
--------------------------------------------------------------------------------
CORNELIA PATTERSON                                  Secretary and Director
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


DESCRIPTION OF SECURITIES

         We are authorized to issue 100,000,000 shares each having a par value of $.001 per share of which 90,000,000 shall be Common Shares and 10,000,000 shall be Preferred Shares. As of August 4, 2000, we had 29,843,747 Common Shares outstanding as well as options held by our directors to purchase up to 850,000 Shares. No Preferred Shares are issued or outstanding.

         Each shareholder of Common Stock, either in person or by proxy, may cast one vote per share of Common Stock held on all matters to be voted on. The presence, in person or by proxy, of the holders of a majority of the total number of shares entitled to vote constitutes a quorum for the transaction of business. Assuming that a quorum is present, the affirmative vote of a majority of our shares present in person or represented by proxy is required. Our articles do not provide for cumulative voting or pre-emptive rights.

         There are outstanding options to purchase 850,000 Shares of our Common Stock held by our four directors. We have never paid a dividend on our Common Shares, and we currently intend to retain earnings, if any, for use in our business and to finance future growth. Accordingly, we anticipate that no dividends will be paid to holders of Common Shares in the foreseeable future. Any future determination as to the distribution of cash dividends will depend upon our earnings and financial position at that time and such other factors as our Board of Directors may deem appropriate.

                                 USE OF PROCEEDS

         We will receive the proceeds from the payment of the exercise price of the options and these payments will be applied towards our working capital. We will not receive any portion of the proceeds from the sale of the shares of Common Stock held by the selling stockholders or the resale of the shares of Common Stock acquired upon exercise of the options.

                              PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling stockholders. "Selling stockholders" as used in this prospectus, includes donees and pledgees selling shares received from a named selling stockholder after the date of this prospectus.

         In the public market, the selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         In addition, the selling stockholders may use broker-dealers to sell their shares in the public market. Sales through brokers or dealers may involve one or more of the following:

                  - block trades in which the broker or dealer so engaged will attempt to sell the selling stockholder's shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

                  - purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus; or

                  - ordinary brokerage transactions and transactions in which the broker solicits purchasers.

         If a broker or dealer is engaged by a selling stockholder, such broker or dealer may either receive discounts or commission from the selling stockholders, or they will receive commissions from purchasers of shares for whom they acted as agents.

         Selling stockholders have been advised that during the time each is engaged in distribution of the securities covered by this Prospectus, to the extent applicable, each must comply with Regulation M under the Securities Exchange Act of 1934, as amended, and pursuant to such Regulation:

                  - shall not engage in any stabilization activity in connection with our securities;

                  - shall furnish each broker through which securities covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and

                  - shall not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended.


                                  LEGAL MATTERS

         The validity of the shares offered by this prospectus will be passed upon for us by Christopher J. Moran, Attorney at Law, Atlanta, Georgia.


                                     EXPERTS

         Our financial statements for the years ended December 31, 1999 and December 31, 1998 have been included herein in reliance on the report of Marvin Winick, B.Sc., Chartered Accountant and upon the authority of that firm as experts in accounting and auditing.



                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may read and copy any materials that we have filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

         This prospectus is a post effective amendment to two registration statements on Form S-8 that we filed with the SEC and omits portions of the information contained in the registration statements as permitted by the SEC. Additional information regarding us and our Common Stock is contained in the registration statements. You can obtain copies of the registration statements from the SEC at the street address or Internet site listed in the above paragraph.

         The SEC allows us to "incorporate by reference" into this prospectus the information we have filed with them. The information incorporated by reference is an important part of this prospectus and the information that we file subsequently with the SEC, will automatically update this prospectus. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1933, as amended, after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

(A)      Our Form 10-SB as filed with SEC on February 2, 2000.

(B) Our Form 10-KSB filed for the year ended December 31, 1999 as well as our latest quarterly report on Form 10-QSB for the quarter ended March 31, 2000.

(C)      Our Current Reports on Form 8-K dated July 6, July 13, and July 31,
         2000.

(D)      Our Form S-8 Registration Statements dated July 27 and July 31, 2000.

(E) All other reports that we may file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of the fiscal year covered by our Form 10-KSB for the year ended December 31, 1999, prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

(F) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference in this Registration Statement the following documents filed with the Commission by the Registrant:

(A)      Our Form 10-SB as filed with SEC on February 2, 2000.

(B) Our Form 10-KSB filed for the year ended December 31, 1999 as well as our latest quarterly report on Form 10-QSB for the quarter ended March 31, 2000.

(C)      Our Current Reports on Form 8-K dated July 6, July 13, and July 31,
         2000.

(D)      Our Form S-8 Registration Statements dated July 27 and July 31, 2000.

(E) All other reports that we may file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since the end of the fiscal year covered by our Form 10-KSB for the year ended December 31, 1999, prior to the filing of a post effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

(F) Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities

         Not applicable.

Item 5. Interests of Named Experts and Counsel

         Not applicable.

Item 6. Indemnification of Directors and Officers

         Under the Nevada Business Associations Act (the "Business Association Act") Title 7, Chapter 78, directors of the Company will be liable to the Company or its shareholders for (a) the amount of a financial benefit received by the director to which the director is not entitled; (b) an intentional infliction of harm on the Company or its shareholders; 8 certain unlawful distributions to shareholders; and (d) an intentional violation of criminal law. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         The Company's Articles require the Company to indemnify each director and officer of the Company and his or her respective heirs, administrators, and executors against all liabilities and expenses reasonably incurred in connection with any action, suit, or proceeding to which he or she may be made a party by reason of the fact that he or she is or was a director or officer of the Company, to the full extent permitted by the laws of the state of Nevada now existing or as such laws may hereafter be amended. The expenses of officers and directors incurred in defending a civil or criminal action, suit, or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company.

         The Company may, at the discretion of the Board of Directors, indemnify any person who is or was a party or is threatened to be made party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another company, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such a person shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which the action or suit was brought shall determine on the application that despite the adjudication of liability but in the view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as to the court deems proper.

         The Company's Bylaws permit the Company to purchase and maintain insurance on behalf of any Director, Officer, Agent or employee whether or not the Company would have the power to indemnify such person against the liability insured against. The inclusion of provisions limiting liability of the Registrant's officers and directors may have the effect of reducing the likelihood of derivative litigation against the officers and directors and may discourage or deter stockholders or management from bringing a lawsuit against the officers and directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted the Registrant and its stockholders.


Item 7. Exemption from Registration Claimed


Not Applicable.


Item 8. Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.



Item 9. Undertakings



         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (I) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 13(d) of the Exchange Act that are incorporated by reference in the Registration Statement.



         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, CANADA on August 7, 2000.

                                             INTERNET MULTI-MEDIA CORPORATION

Dated:   August 7, 2000                      By:/s/ Reno J. Calabrigo
         ----------------                       --------------------------------
                                                Reno J. Calabrigo
                                           President and Director

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Dated:   August 7, 2000                     By:/s/ Reno J. Calabrigo
                                               ---------------------------------
                                               Reno J. Calabrigo, President and
                                           Director, Principal Executive

                                           Officer and Principal Financial
                                        Officer

Dated:   August 7, 2000                     By:    /s/ Michael Doodson
                                                   -----------------------------
                                                   Michael Doodson, Director

Dated:   August 7, 2000                     By:    /s/ Cornelia Patterson
                                                   -----------------------------
                                                   Cornelia Patterson, Secretary
                                                     and Director

Dated:   August 7, 2000                     By:    /s/ Kelly Kampen
                                                   -----------------------------
                                                   Kelly Kampen, Director



INDEX TO EXHIBITS

--------------------------------------------------------------------------------------------------------
    Regulation
    S-B Exhibit
       Number           DESCRIPTION
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
      (3)(I)(a)         Restated and Amended Articles of Incorporation dated November 3, 1994 (1)
--------------------------------------------------------------------------------------------------------
      (3)(I)(b)         Certificate of Amendment to Articles of Incorporation dated November 29, 1997
                        (1)
--------------------------------------------------------------------------------------------------------
      (3)(I)(c)         Certificate of Reinstatement dated January 25, 2000 (1)
--------------------------------------------------------------------------------------------------------
      (3)(ii)(a)        ByLaws (1)
--------------------------------------------------------------------------------------------------------
      (5)               Opinion of Counsel (Included in Exhibit 23(b))
--------------------------------------------------------------------------------------------------------
      (21)              Subsidiaries of the Registrant (1)
--------------------------------------------------------------------------------------------------------
      (23) (a)          Consent of CPA
--------------------------------------------------------------------------------------------------------
      (23) (b)          Consent of Counsel

--------------------------------------------------------------------------------------------------------
      (27)              Financial Data Schedule (2)

--------------------------------------------------------------------------------------------------------

(1) Incorporated by reference from Registrant's Form 10-SB Registration Statement as filed on February 2, 2000.

(2) Incorporated by reference from Registrant?s Form 10-QSB for the quarter ended March 30, 2000.


                                       32